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OI S.A. – IN JUDICIAL REORGANIZATION

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY WARRANTS

Deposit Agreement for Warrants

__________, 2018

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TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS

SECTION 1.1. American Depositary Warrants.

SECTION 1.2. Business Day.

SECTION 1.3. Central Bank.

SECTION 1.4. Certificates.

SECTION 1.5. Commission.

SECTION 1.6. Company.

SECTION 1.7. Custodian.

SECTION 1.9. Delisting Event.

SECTION 1.10. Deliver; Surrender.

SECTION 1.11. Deposit Agreement.

SECTION 1.12. Depositary; Depositary’s Office.

SECTION 1.13. Deposited Securities.

SECTION 1.14. Disseminate.

SECTION 1.15. Dollars.

SECTION 1.16. DTC.

SECTION 1.17. Foreign Registrar.

SECTION 1.18. Holder.

SECTION 1.19. Insolvency Event.

SECTION 1.20. Owner.

SECTION 1.21. Registrar.

SECTION 1.22. Replacement.

SECTION 1.23. Restricted Securities.

SECTION 1.24. Securities Act of 1933.

SECTION 1.25. Shares.

SECTION 1.26. SWIFT.

SECTION 1.27. Termination Option Event.

SECTION 1.28. Warrants; Warrant Expiration Date.

ARTICLE 2. FORM OF CERTIFICATES, DEPOSIT OF WARRANTS, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY WARRANTS

SECTION 2.1. Form of Certificates; Registration and Transferability of American Depositary Warrants.

SECTION 2.2. Deposit of Warrants.

SECTION 2.3. Delivery of American Depositary Warrants.

SECTION 2.4. Registration of Transfer of American Depositary Warrants; Combination and Split-up of Certificates; Interchange of Certificated and Uncertificated American Depositary Warrants.

SECTION 2.5. Surrender of American Depositary Warrants and Withdrawal of Deposited Securities.

SECTION 2.6. Limitations on Delivery, Transfer and Surrender of American Depositary Warrants.

SECTION 2.7. Lost Certificates, etc.

SECTION 2.8. Cancellation and Destruction of Surrendered Certificates.

SECTION 2.9. [Reserved.]

SECTION 2.10. DTC Direct Registration System and Profile Modification System.

ARTICLE 3. CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY WARRANTS

SECTION 3.1. Filing Proofs, Certificates and Other Information.

SECTION 3.2. Liability of Owner for Taxes.

SECTION 3.3. Warranties on Deposit of Warrants.

SECTION 3.4. Disclosure of Interests.

SECTION 3.5. Delivery of Information to the CVM.

ARTICLE 4. THE DEPOSITED SECURITIES

SECTION 4.1. Cash Distributions.

SECTION 4.2. Distributions Other Than Cash, Warrants or Rights.

SECTION 4.3. Distributions in Warrants.

SECTION 4.4. Rights.

SECTION 4.5. Conversion of Foreign Currency.

SECTION 4.6. Fixing of Record Date.

SECTION 4.7. Voting of Deposited Warrants.

SECTION 4.8. Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities.

SECTION 4.9. Reports.

SECTION 4.10. Lists of Owners.

SECTION 4.11. Withholding.

SECTION 4.12. Exercise of American Depositary Warrants.

ARTICLE 5. THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1. Maintenance of Office and Transfer Books by the Depositary.

SECTION 5.2. Prevention or Delay of Performance by the Company or the Depositary.

SECTION 5.3. Obligations of the Depositary and the Company.

SECTION 5.4. Resignation and Removal of the Depositary.

SECTION 5.5. The Custodian.

SECTION 5.6. Notices and Reports.

SECTION 5.7. Distribution of Additional Warrants, Rights, etc.

SECTION 5.8. Indemnification.

SECTION 5.9. Charges of Depositary.

SECTION 5.10. Retention of Depositary Documents.

SECTION 5.11. Exclusivity.

SECTION 5.12. Information for Regulatory Compliance.

ARTICLE 6. AMENDMENT AND TERMINATION

SECTION 6.1. Amendment.

SECTION 6.2. Expiration; Termination.

ARTICLE 7. MISCELLANEOUS

SECTION 7.1. Counterparts; Signatures.

SECTION 7.2. No Third Party Beneficiaries.

SECTION 7.3. Severability.

SECTION 7.4. Owners and Holders as Parties; Binding Effect.

SECTION 7.5. Notices.

SECTION 7.6. Appointment of Agent for Service of Process; Submission to Jurisdiction; Jury Trial Waiver.

SECTION 7.7. Waiver of Immunities.

SECTION 7.8. Governing Law.

DEPOSIT AGREEMENT FOR WARRANTS

DEPOSIT AGREEMENT FOR WARRANTS dated as of __________, 2018 among OI S.A. – IN JUDICIAL REORGANIZATION (Em Recuperação Judicial), a company incorporated under the laws of the Federative Republic of Brazil (herein called the Company), THE BANK OF NEW YORK MELLON, a New York banking corporation (herein called the Depositary), and all Owners and Holders (each as hereinafter defined) from time to time of American Depositary Warrants issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company desires to provide, as set forth in this Deposit Agreement for Warrants, for the deposit of Warrants (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) under this Deposit Agreement for Warrants, for the creation of American Depositary Warrants representing the Warrants so deposited and for the execution and delivery of American Depositary Warrant Certificates evidencing the American Depositary Warrants; and

WHEREAS, the American Depositary Warrant Certificates are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as set forth in this Deposit Agreement for Warrants;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.                  DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.            American Depositary Warrants.

The term “American Depositary Warrants” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Warrants may be certificated securities evidenced by Certificates or uncertificated securities. The form of Certificate annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Warrants. Except for those provisions of this Deposit Agreement that refer specifically to Certificates, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Warrants.

Each American Depositary Warrant shall represent the number of Warrants specified in Exhibit A to this Deposit Agreement, except that, if there is a distribution upon Deposited Securities covered by Section 4.3, a change in Deposited Securities covered by Section 4.8 with respect to which additional American Depositary Warrants are not delivered, or a sale of Deposited Securities under Section 3.2 or 4.8, each American Depositary Warrant shall thereafter represent the amount of Warrants or other Deposited Securities that are then on deposit per American Depositary Warrant after giving effect to that distribution, change or sale.

SECTION 1.2.            Business Day.

The term “Business Day” shall mean any day when banks are open for business in Brazil and New York.

SECTION 1.3.            Central Bank.

The term “Central Bank” shall mean the Banco Central do Brasil or any successor governmental agency in Brazil.

SECTION 1.4.            Certificates.

The term “Certificates” shall mean the American Depositary Warrant Certificates issued under this Deposit Agreement evidencing certificated American Depositary Warrants, as the same may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.5.            Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.6.            Company.

The term “Company” shall mean Oi S.A. – In Judicial Reorganization (Em Recuperação Judicial), a company incorporated under the laws of the Federative Republic of Brazil, and its successors.

SECTION 1.7.            Custodian.

The term “Custodian” shall mean Itau Unibanco S.A., as custodian for the Depositary in Brazil for the purposes of this Deposit Agreement, and any other firm or corporation the Depositary appoints under Section 5.5 as a substitute custodian under this Deposit Agreement.

SECTION 1.8.                        CVM.

The term “CVM” shall mean the Comissão de Valores Mobiliários, the Brazilian National Securities Commission, or any successor governmental agency in Brazil.

SECTION 1.9.            Delisting Event.

A “Delisting Event” occurs if the Company’s Warrants are delisted from a securities exchange on which the Warrants were listed and the Company has not listed or applied to list the Warrants on any other securities exchange within thirty (30) days.

SECTION 1.10.        Deliver; Surrender.

(a) The term “deliver”, or its noun form, when used with respect to Warrants or other Deposited Securities, shall mean (i) book-entry transfer of those Warrants or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Warrants or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(b) The term “deliver”, or its noun form, when used with respect to American Depositary Warrants, shall mean (i) registration of those American Depositary Warrants in the name of DTC or its nominee and book-entry transfer of those American Depositary Warrants to an account at DTC designated by the person entitled to that delivery, (ii) registration of those American Depositary Warrants not evidenced by a Certificate on the books of the Depositary in the name requested by the person entitled to that delivery and mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to that delivery, execution and delivery at the Depositary’s Office to the person entitled to that delivery of one or more Certificates evidencing those American Depositary Warrants registered in the name requested by that person.

(c) The term “surrender”, when used with respect to American Depositary Warrants, shall mean (i) one or more book-entry transfers of American Depositary Warrants to the DTC account of the Depositary, (ii) delivery to the Depositary at its Office of an instruction to surrender American Depositary Warrants not evidenced by a Certificate or (iii) surrender to the Depositary at its Office of one or more Certificates evidencing American Depositary Warrants.

SECTION 1.11.        Deposit Agreement.

The term “Deposit Agreement” shall mean this Deposit Agreement for Warrants, as it may be amended from time to time in accordance with the provisions of this Deposit Agreement.

SECTION 1.12.        Depositary; Depositary’s Office.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation, and any successor as depositary under this Deposit Agreement. The term “Office”, when used with respect to the Depositary, shall mean the office at which its depositary receipts business is administered, which, at the date of this Deposit Agreement, is located at 101 Barclay Street, New York, New York 10286.

SECTION 1.13.        Deposited Securities.

The term “Deposited Securities” as of any time shall mean Warrants at such time deposited or deemed to be deposited under this Deposit Agreement, including without limitation, Warrants that have not been successfully delivered upon surrender of American Depositary Warrants, and any and all other securities, property and cash received by the Depositary or the Custodian in respect of Deposited Securities and at that time held under this Deposit Agreement.

SECTION 1.14.        Disseminate.

The term “Disseminate,” when referring to a notice or other information to be sent by the Depositary to Owners, shall mean (i) sending that information to Owners in paper form by mail or another means or (ii) with the consent of Owners, another procedure that has the effect of making the information available to Owners, which may include (A) sending the information by electronic mail or electronic messaging or (B) sending in paper form or by electronic mail or messaging a statement that the information is available and may be accessed by the Owner on an Internet website and that it will be sent in paper form upon request by the Owner, when that information is so available and is sent in paper form as promptly as practicable upon request.

SECTION 1.15.        Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.16.        DTC.

The term “DTC” shall mean The Depository Trust Company or its successor.

SECTION 1.17.        Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Warrants or any successor as registrar for the Warrants and any other agent of the Company for the transfer and registration of Warrants, including, without limitation, any securities depository for the Warrants.

SECTION 1.18.        Holder.

The term “Holder” shall mean any person holding a Certificate or a security entitlement or other interest in American Depositary Warrants, whether for its own account or for the account of another person, but that is not the Owner of that Certificate or those American Depositary Warrants.

SECTION 1.19.        Insolvency Event.

An “Insolvency Event” occurs if the Company institutes proceedings to be adjudicated as bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, files a petition or answer or consent seeking reorganization or relief under any applicable law in respect of bankruptcy or insolvency, consents to the filing of any petition of that kind or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of it or any substantial part of its property or makes an assignment for the benefit of creditors, or if the Company admits its inability to pay its obligations as they come due in the ordinary course of business.

SECTION 1.20.        Owner.

The term “Owner” shall mean the person in whose name American Depositary Warrants are registered on the books of the Depositary maintained for that purpose.

SECTION 1.21.        Registrar.

The term “Registrar” shall mean any corporation or other entity that is appointed by the Depositary to register American Depositary Warrants and transfers of American Depositary Warrants as provided in this Deposit Agreement.

SECTION 1.22.        Replacement.

The term “Replacement” shall have the meaning assigned to it in Section 4.8.

SECTION 1.23.        Restricted Securities.

The term “Restricted Securities” shall mean Warrants that (i) are “restricted securities,” as defined in Rule 144 under the Securities Act of 1933, except for Warrants that could be resold in reliance on Rule 144 without any conditions, (ii) are beneficially owned by an officer, director (or person performing similar functions) or other affiliate of the Company, (iii) otherwise would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States or (iv) are subject to other restrictions on sale or deposit under the laws of the Federative Republic of Brazil, a shareholder agreement or the articles of association or similar document of the Company.

SECTION 1.24.        Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.25.        Shares.

The term “Shares” shall mean common shares of the Company that are validly issued and outstanding under Chapter III of Law No. 6,404/1976 (the “Brazilian Corporate Law”), fully paid and nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.26.        SWIFT.

The term “SWIFT” shall mean the financial messaging network operated by the Society for Worldwide Interbank Financial Telecommunication, or its successor.

SECTION 1.27.        Termination Option Event.

The term “Termination Option Event” shall mean an event of a kind defined as such in Section 4.1, 4.2 or 4.8.

SECTION 1.28.        Warrants; Warrant Expiration Date.

The term “Warrants” shall mean the Company’s warrants to subscribe for new Shares (bônus de subscrição) under article 75 and 77 of the Brazilian Corporate Law that are validly issued in connection with the 2018 judicial reorganization of the Company and are outstanding; provided, however, that, if there shall occur any change in the Warrants or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Warrants of the Company, the term “Warrants” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion, or any amendment to the terms of the Warrants. “Warrant Expiration Date” means the date on which the Warrants expire in accordance with their terms.

ARTICLE	2. FORM OF CERTIFICATES, DEPOSIT OF WARRANTS, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY WARRANTS

SECTION 2.1.            Form of Certificates; Registration and Transferability of American Depositary Warrants.

Definitive Certificates shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as permitted under this Deposit Agreement. No Certificate shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless that Certificate has been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar. The Depositary shall maintain books on which (x) each Certificate so executed and delivered as provided in this Deposit Agreement and each transfer of that Certificate and (y) all American Depositary Warrants delivered as provided in this Deposit Agreement and all registrations of transfer of American Depositary Warrants, shall be registered. A Certificate bearing the facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, even if that person was not a proper officer of the Depositary on the date of issuance of that Certificate.

The Certificates and statements confirming registration of American Depositary Warrants may have incorporated in or attached to them such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Warrants may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Certificates and American Depositary Warrants are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Warrants evidenced by a Certificate, when the Certificate is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. American Depositary Warrants not evidenced by Certificates shall be transferable as uncertificated registered securities under the laws of the State of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Warrants as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of American Depositary Warrants (but only to the Owner of those American Depositary Warrants).

SECTION 2.2.            Deposit of Warrants.

After the initial deposit of Warrants to be made by the Company, the Depositary shall not accept any further deposits of Warrants without the consent of the Company.

Subject to the preceding paragraph and the other terms and conditions of this Deposit Agreement, Warrants or evidence of rights to receive Warrants may be deposited under this Deposit Agreement by delivery thereof to the Custodian, accompanied by any appropriate instruments or instructions for transfer, or endorsement, in form reasonably satisfactory to the Custodian.

As conditions of accepting Warrants for deposit, the Depositary may require (i) any certification reasonably required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order American Depositary Warrants representing those deposited Warrants, (iii) evidence satisfactory to the Depositary that those Warrants have been re-registered in the books of the Company or the Foreign Registrar in the name of the Depositary, a Custodian or a nominee of the Depositary or a Custodian, (iv) evidence reasonably satisfactory to the Depositary that any necessary approval related to the Warrants or the American Depositary Warrants has been granted by any governmental body in each applicable jurisdiction and (v) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Warrants or to receive other property, that any person in whose name those Warrants are or have been recorded may thereafter receive upon or in respect of those Warrants, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of a person proposing to deposit Warrants, and for the account of that person, the Depositary may receive certificates for Warrants to be deposited, together with the other instruments specified in this Section, for the purpose of forwarding those Warrant certificates to the Custodian for deposit under this Deposit Agreement.

The Depositary shall instruct the Custodian that, upon each delivery to the Custodian of a certificate or certificates for Warrants to be deposited under this Deposit Agreement, together with the other documents specified in this Section, the Custodian shall, as soon as transfer and recordation can be accomplished, present that certificate or those certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Warrants being deposited in the name of the Depositary or its nominee or that Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine. The Depositary shall, as soon as practicable, provide written notice to the Company if Deposited Securities will be held other than by the Depositary or Custodian.

SECTION 2.3.            Delivery of American Depositary Warrants.

The Depositary shall instruct the Custodian that, upon receipt by the Custodian of any deposit pursuant to Section 2.2, together with the other documents or evidence required under that Section, the Custodian shall notify the Depositary of that deposit and the person or persons to whom or upon whose written order American Depositary Warrants are deliverable in respect thereof. Upon receiving a notice of a deposit from the Custodian, or upon the receipt of Warrants or evidence of the right to receive Warrants by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall deliver, to or upon the order of the person or persons entitled thereto, the number of American Depositary Warrants issuable in respect of that deposit, but only upon payment to the Depositary of the fees and expenses of the Depositary for the delivery of those American Depositary Warrants as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with that deposit and the transfer of the deposited Warrants. However, the Depositary shall deliver only whole numbers of American Depositary Warrants.

SECTION 2.4.            Registration of Transfer of American Depositary Warrants; Combination and Split-up of Certificates; Interchange of Certificated and Uncertificated American Depositary Warrants.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register a transfer of American Depositary Warrants on its transfer books upon (i) in the case of certificated American Depositary Warrants, surrender of the Certificate evidencing those American Depositary Warrants, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Warrants, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Warrants to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Certificate or Certificates for the purpose of effecting a split-up or combination of such Certificate or Certificates, execute and deliver a new Certificate or Certificates for any authorized number of American Depositary Warrants requested, evidencing the same aggregate number of American Depositary Warrants as the Certificate or Certificates surrendered.

The Depositary, upon surrender of certificated American Depositary Warrants for the purpose of exchanging for uncertificated American Depositary Warrants, shall, without unreasonable delay, cancel the Certificate evidencing those certificated American Depositary Warrants and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Warrants. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) from the Owner of uncertificated American Depositary Warrants for the purpose of exchanging for certificated American Depositary Warrants, shall, without unreasonable delay, cancel those uncertificated American Depositary Warrants and register and deliver to the Owner a Certificate evidencing the same number of certificated American Depositary Warrants.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting registration of transfers of American Depositary Warrants and combinations and split-ups of Certificates at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Warrants and will be entitled to protection and indemnity to the same extent as the Depositary. If the Depositary appoints a co-transfer agent under this Section 2.4, it shall notify the Company as soon as practicable and, if practicable, prior to the commencement of that appointment.

SECTION 2.5.            Surrender of American Depositary Warrants and Withdrawal of Deposited Securities.

Upon surrender of American Depositary Warrants for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Warrants as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of those American Depositary Warrants shall be entitled to delivery (to the extent delivery can then be lawfully made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Warrants, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the Owner as of that record date), and except that the Depositary shall not be required to accept surrender of American Depositary Warrants for the purpose of withdrawal to the extent it would require delivery of a fraction of a Deposited Security. That delivery shall be made, as provided in this Section, without unreasonable delay.

As a condition of accepting a surrender of American Depositary Warrants for the purpose of withdrawal of Deposited Securities, the Depositary may require (i) that each surrendered Certificate be properly endorsed in blank or accompanied by proper instruments of transfer in blank and (ii) that the surrendering Owner execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in that order.

Thereupon, the Depositary shall direct the Custodian to deliver, subject to Sections 2.6, 3.1 and 3.2, the other terms and conditions of this Deposit Agreement and local market rules and practices, to the surrendering Owner or to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Warrants, and the Depositary may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission.

If Deposited Securities are delivered physically upon surrender of American Depositary Warrants for the purpose of withdrawal, that delivery will be made at the Custodian’s office, except that, at the request, risk and expense of an Owner surrendering American Depositary Warrants for withdrawal of Deposited Securities, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Warrants to the Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner.

SECTION 2.6.            Limitations on Delivery, Transfer and Surrender of American Depositary Warrants.

As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Warrants or split-up or combination of any Certificate or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Warrants or the presenter of the Certificate or instruction for registration of transfer or surrender of American Depositary Warrants not evidenced by a Certificate of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Warrants being deposited or withdrawn) and payment of any applicable fees as provided in this Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The delivery of American Depositary Warrants against deposit of Warrants generally or against deposit of particular Warrants may be suspended, or the registration of transfer of American Depositary Warrants in particular instances may be refused, or the registration of transfer of outstanding American Depositary Warrants generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is reasonably deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Warrants and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing of the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Warrants in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Warrants or to the withdrawal of the Deposited Securities.

The Depositary shall not knowingly accept for deposit under this Deposit Agreement any Warrants or other securities that, at the time of deposit, are Restricted Securities.

SECTION 2.7.            Lost Certificates, etc.

If a Certificate is mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Warrants evidenced by that Certificate in uncertificated form or, if requested by the Owner, execute and deliver a new Certificate of like tenor in exchange and substitution for such mutilated Certificate, upon surrender and cancellation of that mutilated Certificate, or in lieu of and in substitution for that destroyed, lost or stolen Certificate. However, before the Depositary will deliver American Depositary Warrants in uncertificated form or execute and deliver a new Certificate, in substitution for a destroyed, lost or stolen Certificate, the Owner must (a) file with the Depositary (i) a request for that replacement before the Depositary has notice that the Certificate has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfy any other reasonable requirements imposed by the Depositary.

SECTION 2.8.            Cancellation and Destruction of Surrendered Certificates.

The Depositary shall cancel all Certificates surrendered to it and is authorized to destroy Certificates so cancelled. Cancelled Certificates shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose.

SECTION 2.9.            [Reserved.]

SECTION 2.10.        DTC Direct Registration System and Profile Modification System.

(a) Notwithstanding the provisions of Section 2.4, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile Modification System (“Profile”) apply to the American Depositary Warrants upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Warrants, to direct the Depositary to register a transfer of those American Depositary Warrants to DTC or its nominee and to deliver those American Depositary Warrants to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register that transfer.

(b) In connection with DRS/Profile, the parties acknowledge that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in paragraph (a) above has the actual authority to act on behalf of that Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 apply to the matters arising from the use of the DRS/Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE	3. CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY WARRANTS

SECTION 3.1.            Filing Proofs, Certificates and Other Information.

Any person presenting Warrants for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of American Depositary Warrants, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made. The Depositary shall provide to the Company, as promptly as practicable upon its written request, copies of any such proof, certificates, or other information that it receives under this Section 3.1, to the extent that disclosure is permitted under applicable law.

SECTION 3.2.            Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to or in connection with any American Depositary Warrants or any Deposited Securities represented by any American Depositary Warrants or in connection with a transaction to which Section 4.8 applies, that tax or other governmental charge shall be payable by the Owner of those American Depositary Warrants to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Warrants or any withdrawal of Deposited Securities represented by those American Depositary Warrants until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Warrants and apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner of those American Depositary Warrants shall remain liable for any deficiency. Neither the Company nor the Depositary shall be liable for failure of an Owner or Holder to comply with applicable tax laws or governmental changes. The Depositary shall distribute any net proceeds of a sale made under this Section that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4.1. If the number of Warrants represented by each American Depositary Warrant decreases as a result of a sale of Deposited Securities under this Section, the Depositary may call for surrender of the American Depositary Warrants to be exchanged on a mandatory basis for a lesser number of American Depositary Warrants and may sell American Depositary Warrants to the extent necessary to avoid distributing fractions of American Depositary Warrants in that exchange and distribute the net proceeds of that sale to the Owners entitled to them. If the Depositary becomes aware of a tax or other governmental charge to which this Section 3.2 applies, other than withholding in respect of U.S. federal income tax, has become payable by the Custodian or the Depositary, the Depositary shall notify the Company as promptly as practicable.

SECTION 3.3.            Warranties on Deposit of Warrants.

Every person depositing Warrants under this Deposit Agreement shall be deemed thereby to represent and warrant that those Warrants and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do. Every depositing person shall also be deemed to represent that the Warrants, at the time of deposit, are not Restricted Securities. All representations and warranties deemed made under this Section shall survive the deposit of Warrants and delivery of American Depositary Warrants.

SECTION 3.4.            Disclosure of Interests.

When required in order to comply with applicable laws and regulations or the articles of association or similar document of the Company, the Company may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Warrants, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Warrants and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance.   Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to this Section.  Each Holder consents to the disclosure by the Depositary and the Owner or any other Holder through which it holds American Depositary Warrants, directly or indirectly, of all information responsive to a request made pursuant to this Section relating to that Holder that is known to that Owner or other Holder.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any request authorized under this Section to the Owners and to forward to the Company any responses it receives in response to that request. At the request of the Company and at the Company’s expense, the Depositary will provide reasonable assistance to the Company to obtain information sought by the Company. The Depositary may charge the Company a fee and its expenses for complying with requests under this Section 3.4.

SECTION 3.5.            Delivery of Information to the CVM.

Each of the Depositary and the Company hereby confirms to the other that for as long as this Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the American Depositary Warrants program and the American Depositary Warrants issued hereunder. In the event that the Depositary or the Custodian is advised in writing by reputable independent Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company and the Depositary resigns under those circumstances the time allowed under Section 5.4 for the Company to appoint a successor depositary and that successor to accept its appointment shall be reduced to 30 days, and the notice required before a consequent termination of this Deposit Agreement is effective under Section 6.2 shall be reduced to at least 15 days. The Depositary shall not be subject to any liability hereunder on account of that termination or that determination. The effect of any termination of this Deposit Agreement shall be as provided in Section 6.2.

ARTICLE 4.                  THE DEPOSITED SECURITIES

SECTION 4.1.            Cash Distributions.

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert that dividend or other distribution into Dollars and distribute, as promptly as practicable, the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto, in proportion to the number of American Depositary Warrants representing those Deposited Securities held by them respectively; provided, however, that if the Custodian or the Depositary shall be required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Warrants representing those Deposited Securities shall be reduced accordingly. However, the Depositary will not pay any Owner a fraction of one cent, but will round each Owner’s entitlement to the nearest whole cent.

The Company or its agent will remit to the appropriate governmental agency in each applicable jurisdiction all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent as promptly as practicable such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Warrants, the Depositary may require surrender of those American Depositary Warrants and may require payment of or deduct the fee for surrender of American Depositary Warrants (whether or not it is also requiring surrender of American Depositary Warrants) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.

SECTION 4.2.            Distributions Other Than Cash, Warrants or Rights.

Subject to the provisions of Sections 4.11 and 5.9, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in proportion to the number of American Depositary Warrants representing such Deposited Securities held by them respectively, in any manner that the Depositary reasonably deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that securities received must be registered under the Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary reasonably deems such distribution not to be lawful and feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) shall be distributed as promptly as practicable by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions set forth in Section 4.1. The Depositary may withhold any distribution of securities under this Section 4.2 if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.2 that is sufficient to pay its fees and expenses in respect of that distribution.

If a distribution under this Section 4.2 would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Warrants, the Depositary may require surrender of those American Depositary Warrants and may require payment of or deduct the fee for surrender of American Depositary Warrants (whether or not it is also requiring surrender of American Depositary Warrants) as a condition of making that distribution. A distribution of that kind shall be a Termination Option Event.

SECTION 4.3.            Distributions in Warrants.

Whenever the Depositary receives any distribution on Deposited Securities consisting of a dividend in, or free distribution of, Warrants, the Depositary may, and shall, if the Company so requests in writing, as promptly as practicable, deliver to the Owners entitled thereto, in proportion to the number of American Depositary Warrants representing those Deposited Securities held by them respectively, an aggregate number of American Depositary Warrants representing the amount of Warrants received as that dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Warrants and issuance of American Depositary Warrants, including withholding of any tax or governmental charge as provided in Section 4.11 and payment of the fees and expenses of the Depositary as provided in Section 5.9 (and the Depositary may sell, by public or private sale, an amount of the Warrants received (or American Depositary Warrants representing those Warrants) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Warrants, the Depositary shall, as promptly as practicable, use reasonable effort to sell the amount of Warrants represented by the aggregate of those fractions (or American Depositary Warrants representing those Warrants) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1. If and to the extent that additional American Depositary Warrants are not delivered and Warrants or American Depositary Warrants are not sold, each American Depositary Warrant shall thenceforth also represent the additional Warrants distributed on the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Warrants or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require reasonably satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933 or that such securities have been registered thereunder.

SECTION 4.4.            Rights.

(a) If rights are granted to the Depositary in respect of deposited Warrants to purchase additional Warrants or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Warrants representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

(b) If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Warrants under this Deposit Agreement and deliver American Depositary Warrants representing those Warrants to that Owner or (ii) deliver or cause the purchased Warrants or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is reasonably satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.

(c) If the Depositary will act under (a)(ii) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Warrants of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) Certificate of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.

(d) If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Warrants held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Warrants or otherwise.

(e) Payment or deduction of the fees of the Depositary as provided in Section 5.9 and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under this Section 4.4.

(f) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular, or to sell rights.

SECTION 4.5.            Conversion of Foreign Currency.

When the Depositary receives Dollar payments upon exercise of American Depositary Warrants, the Depositary shall convert or cause to be converted Dollars into Brazilian reais as provided in Section 4.12 by sale or in any other manner that it may determine.

Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine that foreign currency into Dollars, and those Dollars shall be distributed as promptly as practicable to the Owners entitled thereto. A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American Depositary Warrants or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

If a conversion of foreign currency or the repatriation or distribution of Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license. The Depositary shall notify the Company and consult with the Company as to the action to be taken if it is not applying for a necessary approval or license of that kind.

If the Depositary determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the Depositary or is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent permissible and practicable to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3. The methodology used to determine exchange rates used in currency conversions is available upon request.

SECTION 4.6.            Fixing of Record Date.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to purchase Warrants or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Warrants will be held in respect of which the Company has requested the Depositary to send a notice under Section 4.7, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the Depositary causes a change in the number of Warrants that are represented by each American Depositary Warrant, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix, and as promptly as practicable notify the Company of, a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Warrants, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting or (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Warrant will represent the changed number of Warrants. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on a record date fixed by the Depositary shall be entitled to receive the amount distributable by the Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Warrants held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case may be.

SECTION 4.7.            Voting of Deposited Warrants.

(a) Upon receipt of notice of any meeting of holders of Warrants at which holders of Warrants will be entitled to vote, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, that shall contain (i) the information contained in the notice of meeting received by the Depositary, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Warrants represented by their respective American Depositary Warrants, (iii) a statement as to the manner in which those instructions may be given and (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).

(b) Upon the written request of an Owner of American Depositary Warrants, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, the Depositary may, and if the Depositary sent a notice under the preceding paragraph shall, endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Warrants represented by those American Depositary Warrants in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Warrants other than in accordance with instructions given by Owners and received by the Depositary.

(c) There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(d) In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Warrants, if the Company will request the Depositary to Disseminate a notice under paragraph (a) above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Warrants in connection with the meeting not less than 30 days prior to the meeting date.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall, if requested in writing by the Company, deliver, at least two Business Days prior to the date of such meeting, to the Company, to the attention of its Secretary, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares at such meeting. Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary) provided that payment of such expense shall not be a condition precedent to the obligations of the Depositary under this Section 4.7.

SECTION 4.8.            Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities.

(a) The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Warrants and subject to any conditions or procedures the Depositary may require.

(b) If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a “Redemption”), the Depositary, at the expense of the Company (unless otherwise agreed in writing between the Company and the Depositary), shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of American Depositary Warrants and (C) notifying them that the called American Depositary Warrants have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Warrants shall be entitled upon surrenders of those American Depositary Warrants in accordance with Section 2.5 or 6.2 and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Warrants in accordance with Section 2.5 (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Warrants and only those American Depositary Warrants will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Warrants converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Warrants immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Warrant is allocated to any Owner. A Redemption of all or substantially all of the Deposited Securities shall be a Termination Option Event.

(c) If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Warrants and hold, as new Deposited Securities under this Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under this Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above. A Replacement shall be a Termination Option Event.

(d) In the case of a Replacement where the new Deposited Securities will continue to be held under this Deposit Agreement, the Depositary may call for the surrender of outstanding Certificates to be exchanged for new Certificates specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Warrant. If the number of Warrants represented by each American Depositary Warrant decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary Warrants to be exchanged on a mandatory basis for a lesser number of American Depositary Warrants and may sell American Depositary Warrants to the extent necessary to avoid distributing fractions of American Depositary Warrants in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e) If there are no Deposited Securities with respect to American Depositary Warrants, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Warrants have become apparently worthless, the Depositary may call for surrender of those American Depositary Warrants or may cancel those American Depositary Warrants, upon notice to Owners, and a Termination Option Event occurs.

SECTION 4.9.            Reports.

The Depositary shall make available for inspection by Owners at its Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which this Section applies, to the Depositary in English, to the extent those materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10.        Lists of Owners.

Upon written request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and American Depositary Warrant holdings of all Owners.

SECTION 4.11.        Withholding.

If the Depositary reasonably determines that any distribution received or to be made by the Depositary (including Warrants and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including Warrants and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the Owners entitled thereto in proportion to the number of American Depositary Warrants held by them respectively.

Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, this Deposit Agreement.

Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.

SECTION 4.12.        Exercise of American Depositary Warrants.

(a) Not later than three Business Days prior to the first day of the Exercise Period (as defined below), the Company shall notify the Depositary of:

(i) The commencement date of the Exercise Period and, if changed from the Warrant Expiration Date specified in the Warrants, the Warrant Expiration Date; and

(ii) The dates on which the Company’s Board of Directors will meet to approve issuance of Shares upon exercises of Warrants, of which there shall be at least three, at least two during the Exercise Period and the last shall be as soon as practicable after the Warrant Expiration Date.

(b) As soon as practicable after receiving the notice specified in paragraph (a), the Depositary shall announce through DTC an “Exercise Cutoff Date” that is approximately six Business Days prior to each Board of Directors meeting date announced by the Company that is prior to the Warrant Expiration Date and an “Exercise Cutoff Date” that is approximately six Business Days before the Warrant Expiration Date.

(c) If the Depositary receives, during the Exercise Period and prior to 5:00 p.m., New York time, on an Exercise Cutoff Date:

(i) a surrender of American Depositary Warrants for the purpose of exercise;

(ii) the Deposit Amount (as defined below) for the number of Warrants those American Depositary Warrants represent; and

(iii) an exercise instruction from the Owner of those American Depositary Warrants,

the Depositary shall, as soon as practicable after that Exercise Cutoff Date:

(i) cancel those American Depositary Warrants;

(ii) from the Deposit Amount, purchase Brazilian reais equal to the Exercise Price (as defined below) for the number of Warrants those American Depositary Warrants represent (the currency conversion to be made as provided in and subject to Section 4.5) and return any surplus Dollar amount to the exercising Owner;

(iii) pay the Brazilian reais Exercise Price to, and instruct, the Custodian to exercise the number of Warrants represented by those American Depositary Warrants, deposit the Shares received in respect of that exercise under the deposit agreement for Shares and instruct the depositary under that deposit agreement to deliver the American Depositary Shares issuable upon that deposit to the Depositary; and

(iv) upon receipt of those American Depositary Shares, deliver those American Depositary Shares to the exercising Owner.

However, if the Deposit Amount is insufficient to purchase the Brazilian reais Exercise Price for the number of Warrants to be exercised, the Depositary shall notify the exercising Owner and may (i) delay the exercise of Warrants until the deficiency is paid by the Owner or (ii) reduce the number of Warrants to be exercised to the greatest number that can be exercised with the available funds and re-deliver American Depositary Warrants for the Warrants that cannot be exercised to the exercising Owner.

(d) “Deposit Amount” means $0.06, which is equal to the initial Dollar Exercise Price (as of the start of the Exercise Period) for five Warrants plus 20% of that amount to cover currency rate fluctuations during the Exercise Period.

“Exercise Period” The “Exercise Period” will be the period of 90 days beginning on the date that is 12 months after the date on which the Warrants are issued, unless the commencement of the Exercise Period is accelerated as described in (i) or (ii) below, in which case it will be a period of 90 days beginning on an earlier date. The Warrant Expiration Date will be the last day of the Exercise Period.

(i) If the Company calls a general shareholders’ meeting of the Company or meeting of the Company’s board of directors’ to approve the commencement of the rights offering relating to a cash capital increase, the Company will publish a notice relating to that meeting at least 15 Business Days prior to that meeting in which the Company will notify holders of Warrants that the Exercise Period relating to the Warrants will commence on the date of such notice and shall run for 90 days thereafter.

(ii) In the event that any transaction occurs that results in the change of control of the Company (as defined below), the Company will publish a notice relating to that transaction in which the Company will notify holders of Warrants that the Exercise Period relating to the Warrants will commence on the date of the completion of such transaction and shall run for 90 days thereafter.

“Control” shall mean (1) the ownership of partner rights that ensure to its holder, on a permanent basis, the majority of the votes in the social deliberations and the power to elect the majority of the company managers; and (2) the effective use of this power to direct social activities and guide the operation of the company’s bodies.

“Exercise Price” means the exercise price per Warrant according to the terms of the Warrants, which shall equal the subscription price for the Share to which one Warrant relates.

ARTICLE 5.                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1.            Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain facilities for the execution and delivery, registration, registration of transfers and surrender of American Depositary Warrants in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of American Depositary Warrants, which shall be open for inspection by the Owners at the Depositary’s Office during regular business hours, provided that such inspection is not for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Warrants.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under this Deposit Agreement or at the request of the Company. The Depositary shall notify the Company of any closure under the preceding sentence that is other than in the ordinary course of business.

If any American Depositary Warrants are listed on one or more stock exchanges, the Depositary shall act as Registrar or, upon at least 20 days’ prior notice to the Company, appoint a Registrar or one or more co-registrars for registry of those American Depositary Warrants in accordance with any requirements of that exchange or those exchanges. If the Depositary appoints a Registrar or co-registrar under this Section 5.1, it shall notify the Company as soon as practicable and, if practicable, prior to the commencement of that appointment. The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the American Depositary Warrants, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may reasonably request.

SECTION 5.2.            Prevention or Delay of Performance by the Company or the Depositary.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to, earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of this Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;

(ii) for any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including any determination by the Depositary or the Company to take, or not take, any action that this Deposit Agreement provides the Depositary or the Company, as the case may be, may take);

(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Holders; or

(iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.

Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 applies, or an offering to which Section 4.4 applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse, in each case without liability of the Company or the Depositary to the Owners.

SECTION 5.3.            Obligations of the Depositary and the Company.

Neither the Company nor any of its directors, officers, employees, agents or affiliates assume any obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor any of its directors, officers, employees, agents or affiliates assume any obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith, and the Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders.

The Depositary and the Company undertake to perform such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents.

Neither the Depositary nor the Company nor any of its directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Warrants on behalf of any Owner or Holder or any other person.

Each of the Depositary and the Company and its respective directors, officers, employees, agents or affiliates may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary nor the Company nor any of its directors, officers, employees, agents or affiliates shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Warrants for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Warrants or Deposited Securities or otherwise.

In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote.

The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company. Neither the Depositary nor the Company shall have any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning holding or exercising American Depositary Warrants. Neither Depositary nor the Company shall be liable for the inability or failure of an Owner or Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4.            Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of that appointment as provided in this Section. The effect of resignation if a successor depositary is not appointed is provided for in Section 6.2.

The Depositary may at any time be removed by the Company by 60 days’ prior written notice of that removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in this Section.

If the Depositary resigns or is removed, the Company shall use reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to the Company an instrument in writing accepting its appointment under this Deposit Agreement. If the Depositary receives notice from the Company that a successor depositary has been appointed following its resignation or removal, the Depositary, upon payment of all sums due it from the Company, shall deliver to its successor a register listing all the Owners and their respective holdings of outstanding American Depositary Warrants and shall deliver the Deposited Securities to or to the order of its successor. When the Depositary has taken the actions specified in the preceding sentence (i) the successor shall become the Depositary and shall have all the rights and shall assume all the duties of the Depositary under this Deposit Agreement and (ii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations under this Deposit Agreement, except for its duties under Section 5.8 with respect to the time before that discharge. A successor Depositary shall notify the Owners of its appointment as soon as practical after assuming the duties of Depositary.

Any corporation or other entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5.            The Custodian.

The Custodian or its successor shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it, and the Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement, but only for the failure of the Custodian to perform its duties specifically set forth in this Deposit Agreement without negligence or bad faith. The Depositary in its discretion may at any time appoint a substitute custodian, which shall thereafter be the Custodian under this Deposit Agreement. The Depositary shall notify the Company of the appointment of a substitute Custodian as promptly as practicable and, if practicable, prior to the effectiveness of such appointment. If the Depositary receives notice that the Custodian is resigning, the Depositary shall, as promptly as practicable after receiving that notice, appoint a substitute custodian, which shall thereafter be the Custodian under this Deposit Agreement. The Depositary shall require the Custodian that resigns or is removed to deliver all Deposited Securities held by it to the substitute Custodian.

SECTION 5.6.            Notices and Reports.

If the Company takes or decides to take any corporate action of a kind that is addressed in Sections 4.1 to 4.4, or 4.6 to 4.8, or that effects or will effect a change of the name or legal structure of the Company, or that effects or will effect a change to the Warrants, the Company shall notify the Depositary and the Custodian of that action or decision as soon as it is lawful and practical to give that notice.  The notice shall be in English and shall include all details that the Company is required to include in any notice to any governmental or regulatory authority or securities exchange or is required to make available generally to holders of Warrants by publication or otherwise.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of all notices and any other reports and communications which are made generally available by the Company to holders of its Warrants. If requested in writing by the Company, the Depositary will Disseminate, at the Company’s expense, those notices, reports and communications to all Owners or otherwise make them available to Owners in a manner that the Company specifies as substantially equivalent to the manner in which those communications are made available to holders of Warrants and compliant with the requirements of any securities exchange on which the American Depositary Warrants are listed. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect that Dissemination.

The Company represents that as of the date of this Deposit Agreement, the statements in Article 11 of the Certificate with respect to the Company’s obligation to file periodic reports under the United States Securities Exchange Act of 1934, as amended, are true and correct. The Company agrees to notify the Depositary promptly upon becoming aware of any change in the truth of any of those statements.

SECTION 5.7.            Distribution of Additional Warrants, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance or distribution of (1) additional Warrants, (2) rights to subscribe for Warrants, (3) securities convertible into Warrants, or (4) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary in writing in English as promptly as practicable and in any event before the Distribution starts and, if requested in writing by the Depositary, the Company shall promptly furnish to the Depositary either (i) evidence reasonably satisfactory to the Depositary that the Distribution is registered under the Securities Act of 1933 or (ii) a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating that the Distribution does not require, or, if made in the United States, would not require, registration under the Securities Act of 1933.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Warrants that, at the time of deposit, are Restricted Securities.

SECTION 5.8.            Indemnification.

The Company agrees to indemnify the Depositary, its officers, directors, employees, agents and affiliates and each Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to any documented fees and expenses incurred in seeking, enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) that may arise out of or in connection with (a) any registration with the Commission of American Depositary Warrants or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and the American Depositary Warrants, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, and except to the extent that any such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information,or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Company, its directors, officers, employees, agents and affiliates and hold each of them harmless from any liability or expense (including, but not limited to any documented fees and expenses incurred in seeking enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) that may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Any person seeking indemnification hereunder (an “Indemnified Person”) shall notify the person from whom it is seeking indemnification (the “Indemnifying Person”) of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any such action or claim without the consent in writing of the Indemnifying Person (which shall not be unreasonably withheld).

SECTION 5.9.            Charges of Depositary.

The Company shall not be required to pay the fees and charges set forth in the following paragraph, except to the extent it is an Owner or a depositor of Warrants and in each case subject to any agreements in writing entered into between the Company and the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Warrants or by any party surrendering American Depositary Warrants or to whom American Depositary Warrants are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Warrants or Deposited Securities or a delivery of American Depositary Warrants pursuant to Section 4.3), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Warrants generally on the Warrant register of the Company or Foreign Registrar and applicable to transfers of Warrants to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Warrants (or portion thereof) for the delivery of American Depositary Warrants pursuant to Section 2.3, 4.3 or 4.4 and the surrender of American Depositary Warrants pursuant to Section 2.5 or 6.2, (6) a fee of $.05 or less per American Depositary Warrant (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 and Section 4.8, (7) a fee for the distribution of securities pursuant to Section 4.2 or of rights pursuant to Section 4.4 (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Warrants referred to above which would have been charged as a result of the deposit of such securities under this Deposit Agreement (for purposes of this item 7 treating all such securities as if they were Warrants) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6 above, a fee of $.05 or less per American Depositary Warrant (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payable by the Depositary or the Custodian, any of the Depositary's or Custodian’s agents or the agents of the Depositary's or Custodian’s agents, in connection with the servicing of Warrants or other Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.

In performing its duties under this Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Warrants.

SECTION 5.10.        Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11.        Exclusivity.

Without prejudice to the Company’s rights under Section 5.4, the Company agrees not to appoint any other depositary for issuance of depositary shares, depositary Certificates or any similar securities or instruments so long as The Bank of New York Mellon is acting as Depositary under this Deposit Agreement.

SECTION 5.12.        Information for Regulatory Compliance.

Each of the Company and the Depositary shall provide to the other, as promptly as practicable, information from its records or otherwise available to it that is reasonably requested by the other to permit the other to comply with applicable law or requirements of governmental or regulatory authorities.

ARTICLE 6.                  AMENDMENT AND TERMINATION

SECTION 6.1.            Amendment.

The form of the Certificates and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect that they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Warrants until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Warrants. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Warrants or any interest therein, to consent and agree to that amendment and to be bound by this Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Certificate, including a change in the number of Warrants represented by each American Depositary Warrant, the Depositary may call for surrender of Certificates to be replaced with new Certificates in the amended form or call for surrender of American Depositary Warrants to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Warrants and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2.            Expiration; Termination.

(a) This Deposit Agreement and the American Depositary Warrants shall automatically expire at 5:00 p.m. New York time, on the Warrant Expiration Date.

(b) The Company may initiate termination of this Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of this Deposit Agreement if (i) at any time 90 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4, (ii) an Insolvency Event or Delisting Event occurs with respect to the Company or (iii) a Termination Option Event has occurred or will occur. If termination of this Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Warrants then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and this Deposit Agreement shall terminate on that Termination Date.

(c) After the Termination Date, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9.

(d) At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Warrants that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash. After making that sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Warrants, any expenses for the account of the Owner of such American Depositary Warrants in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 and (iii) to act as provided in paragraph (d) below.

(e) After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in this Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Warrants (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Warrants, any expenses for the account of the Owner of those American Depositary Warrants in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges). After the Termination Date, the Depositary shall not accept deposits of Warrants or deliver American Depositary Warrants. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Warrants for the purpose of withdrawal of Deposited Securities (that have not been sold) or reverse previously accepted surrenders of that kind that have not settled if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Warrants and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under this Deposit Agreement except as provided in this Section.

ARTICLE 7.                  MISCELLANEOUS

SECTION 7.1.            Counterparts; Signatures.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of those counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Owner or Holder during regular business hours.

Any manual signature on this Deposit Agreement that is faxed, scanned or photocopied, and any electronic signature valid under the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001, et. seq., shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature, and the parties hereby waive any objection to the contrary.

SECTION 7.2.            No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Owners and the Holders and their respective successors and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.            Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in a Certificate should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Deposit Agreement or that Certificate shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.            Owners and Holders as Parties; Binding Effect.

The Owners and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions of this Deposit Agreement and of the Certificates by acceptance of American Depositary Warrants or any interest therein.

SECTION 7.5.            Notices.

Any and all notices to be given to the Company shall be in writing and shall be deemed to have been duly given if personally delivered or sent by domestic first class or international air mail or air courier or sent by facsimile transmission or email attaching a pdf or similar bit-mapped image of a signed writing, provided that Certificate of the facsimile transmission or email has been confirmed by the recipient, addressed to Oi S.A. – In Judicial Reorganization (Em Recuperação Judicial), Rua Humberto de Campos, 425/7° andar-Leblon, 22430-190 Rio de Janeiro, RJ, Brazil, Attention: Roberto Terziani, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be in writing and shall be deemed to have been duly given if in English and personally delivered or sent by first class domestic or international air mail or air courier or sent by facsimile transmission or email attaching a pdf or similar bit-mapped image of a signed writing, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: Depositary Certificate Administration, or any other place to which the Depositary may have transferred its Office with notice to the Company.

Delivery of a notice to the Company or Depositary by mail or air courier shall be deemed effected when deposited, postage prepaid, in a post-office letter box or received by an air courier service. Delivery of a notice to the Company or Depositary sent by facsimile transmission or email shall be deemed effected when the recipient acknowledges Certificate of that notice.

A notice to be given to an Owner shall be deemed to have been duly given when Disseminated to that Owner. Dissemination in paper form will be effective when personally delivered or sent by first class domestic or international air mail or air courier, addressed to that Owner at the address of that Owner as it appears on the transfer books for American Depositary Warrants of the Depositary, or, if that Owner has filed with the Depositary a written request that notices intended for that Owner be mailed to some other address, at the address designated in that request. Dissemination in electronic form will be effective when sent in the manner consented to by the Owner to the electronic address most recently provided by the Owner for that purpose.

SECTION 7.6.            Appointment of Agent for Service of Process; Submission to Jurisdiction; Jury Trial Waiver.

The Company hereby (i) designates and appoints the person named in Exhibit A to this Deposit Agreement, located in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Warrants or Deposited Securities, the American Depositary Warrants, the Certificates or this Deposit Agreement (a “Proceeding”), (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any Proceeding may be instituted and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any Proceeding. The Company agrees to deliver to the Depositary, upon the execution and delivery of this Deposit Agreement, a written acceptance by the agent named in Exhibit A to this Deposit Agreement of its appointment as process agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue that designation and appointment in full force and effect, or to appoint and maintain the appointment of another process agent located in the United States as required above, and to deliver to the Depositary a written acceptance by that agent of that appointment, for so long as any American Depositary Warrants or Certificates remain outstanding or this Deposit Agreement remains in force. In the event the Company fails to maintain the designation and appointment of a process agent in the United States in full force and effect, the Company hereby waives personal service of process upon it and consents that a service of process in connection with a Proceeding may be made by certified or registered mail, return Certificate requested, directed to the Company at its address last specified for notices under this Deposit Agreement, and service so made shall be deemed completed ten (10) days after the same shall have been so mailed.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE WARRANTS OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY WARRANTS OR THE CERTIFICATES, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.7.            Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Warrants or Deposited Securities, the American Depositary Warrants, the Certificates or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any immunity of that kind and consents to relief and enforcement as provided above.

SECTION 7.8.            Governing Law.

This Deposit Agreement and the Certificates shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of the Federative Republic of Brazil. Notwithstanding anything contained in this Deposit Agreement or any Certificate, the rights of holders of Warrants and of any other Deposited Securities, as such, and the obligations and duties of the Company in respect of the holders of Warrants and other Deposited Securities, as such, shall be governed by the laws of the Federative Republic of Brazil (or, if applicable, such other laws as may govern the Deposited Securities).

IN WITNESS WHEREOF, OI S.A. – Em Recuperação Judicial and THE BANK OF NEW YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Warrants or any interest therein.

OI S.A. – Em Recuperação Judicial

By:______________________

Name:

Title:

THE BANK OF NEW YORK MELLON,

as Depositary

By:______________________

Name:

Title:

EXHIBIT A

AMERICAN DEPOSITARY WARRANTS

(Each American Depositary Warrant represents five deposited Warrants)

THE BANK OF NEW YORK MELLON

AMERICAN DEPOSITARY WARRANT CERTIFICATE

FOR WARRANTS TO PURCHASE COMMON SHARES OF

OI S.A. – IN JUDICIAL REORGANIZATION

(INCORPORATED UNDER THE LAWS OF

THE FEDERATIVE REPUBLIC OF BRAZIL)

The Bank of New York Mellon, as depositary (hereinafter called the “Depositary”), hereby certifies that_________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY WARRANTS

representing deposited warrants (bônus de subscrição) under Brazilian law (herein called “Warrants”) to subscribe common shares of Oi S.A. – In Judicial Reorganization (Em Recuperação Judicial), incorporated under the laws of the Federative Republic of Brazil (herein called the “Company”). At the date hereof, each American Depositary Warrant represents five Warrants deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) with a custodian for the Depositary (herein called the “Custodian”) that, as of the date of the Deposit Agreement, was Itau Unibanco S.A. located in Brazil. The Depositary's Office is located at a different address than its principal executive office. Its Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 225 Liberty Street, New York, N.Y. 10286.

THE DEPOSITARY'S OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.     THE DEPOSIT AGREEMENT.

This American Depositary Warrant Certificate is one of an issue (herein called “Certificates”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement for Warrants dated as of [Agreementdate] (herein called the “Deposit Agreement”) among the Company, the Depositary, and all Owners and Holders from time to time of American Depositary Warrants issued thereunder, each of whom by accepting American Depositary Warrants agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the Warrants deposited thereunder and any and all other securities, property and cash from time to time received in respect of those Warrants and held thereunder (those Warrants, securities, property, and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Certificate are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.     SURRENDER OF AMERICAN DEPOSITARY WARRANTS AND WITHDRAWAL OF WARRANTS.

Upon surrender of American Depositary Warrants for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Warrants as provided in Section 5.9 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner of those American Depositary Warrants shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Warrants, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the Owner as of that record date), and except that the Depositary shall not be required to accept surrender of American Depositary Warrants for the purpose withdrawal to the extent it would require delivery of a fraction of a Deposited Security. The Depositary shall direct the Custodian with respect to delivery of Deposited Securities and may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission. If Deposited Securities are delivered physically upon surrender of American Depositary Warrants for the purpose of withdrawal, that delivery will be made at the Custodian’s office, except that, at the request, risk and expense of the surrendering Owner, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Warrants to the Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner.

3.     REGISTRATION OF TRANSFER OF AMERICAN DEPOSITARY WARRANTS; COMBINATION AND SPLIT-UP OF CERTIFICATES; INTERCHANGE OF CERTIFICATED AND UNCERTIFICATED AMERICAN DEPOSITARY WARRANTS.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register a transfer of American Depositary Warrants on its transfer books upon (i) in the case of certificated American Depositary Warrants, surrender of the Certificate evidencing those American Depositary Warrants, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Warrants, Certificate from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of that Agreement), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon registration of a transfer, the Depositary shall deliver the transferred American Depositary Warrants to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Certificate or Certificates for the purpose of effecting a split-up or combination of such Certificate or Certificates, execute and deliver a new Certificate or Certificates for any authorized number of American Depositary Warrants requested, evidencing the same aggregate number of American Depositary Warrants as the Certificate or Certificates surrendered.

The Depositary, upon surrender of certificated American Depositary Warrants for the purpose of exchanging for uncertificated American Depositary Warrants, shall cancel the Certificate evidencing those certificated American Depositary Warrants and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Warrants. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement) from the Owner of uncertificated American Depositary Warrants for the purpose of exchanging for certificated American Depositary Warrants, shall cancel those uncertificated American Depositary Warrants and register and deliver to the Owner a Certificate evidencing the same number of certificated American Depositary Warrants.

As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Warrants or split-up or combination of any Certificate or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Warrants or the presenter of the Certificate or instruction for registration of transfer or surrender of American Depositary Warrants not evidenced by a Certificate of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Warrants being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of American Depositary Warrants against deposit of Warrants generally or against deposit of particular Warrants may be suspended, or the registration of transfer of American Depositary Warrants in particular instances may be refused, or the registration of transfer of outstanding American Depositary Warrants generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is reasonably deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in the Deposit Agreement or this Certificate, the surrender of outstanding American Depositary Warrants and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Warrants in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Warrants or to the withdrawal of the Deposited Securities. The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Warrants or other securities that, at the time of deposit, are Restricted Securities.

After the initial deposit of Warrants by the Company, the Depositary will not accept any further deposits of Warrants without the consent of the Company.

4.     LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to or in connection with any American Depositary Warrants or any Deposited Securities represented by any American Depositary Warrants or in connection with a transaction to which Section 4.8 of the Deposit Agreement applies, that tax or other governmental charge shall be payable by the Owner of those American Depositary Warrants to the Depositary. The Depositary may refuse to register any transfer of those American Depositary Warrants or any withdrawal of Deposited Securities represented by those American Depositary Warrants until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Warrants, and may apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner shall remain liable for any deficiency. The Depositary shall distribute any net proceeds of a sale made under Section 3.2 of the Deposit Agreement that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4.1 of the Deposit Agreement. If the number of Warrants represented by each American Depositary Warrant decreases as a result of a sale of Deposited Securities under Section 3.2 of the Deposit Agreement, the Depositary may call for surrender of the American Depositary Warrants to be exchanged on a mandatory basis for a lesser number of American Depositary Warrants and may sell American Depositary Warrants to the extent necessary to avoid distributing fractions of American Depositary Warrants in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

5.     WARRANTIES ON DEPOSIT OF WARRANTS.

Every person depositing Warrants under the Deposit Agreement shall be deemed thereby to represent and warrant that those Warrants and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do. Every depositing person shall also be deemed to represent that the Warrants, at the time of deposit, are not Restricted Securities. All representations and warranties deemed made under Section 3.3 of the Deposit Agreement shall survive the deposit of Warrants and delivery of American Depositary Warrants.

6.     FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Warrants for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any American Depositary Warrants, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made. As conditions of accepting Warrants for deposit, the Depositary may require (i) any certification reasonably required by the Depositary or the Custodian in accordance with the provisions of the Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order, the number of American Depositary Warrants representing those Deposited Warrants, (iii) evidence satisfactory to the Depositary that those Warrants have been re-registered in the books of the Company or the Foreign Registrar in the name of the Depositary, a Custodian or a nominee of the Depositary or a Custodian, (iv) evidence reasonably satisfactory to the Depositary that any necessary approval related to the Warrants or the American Depositary Warrants has been granted by any governmental body in each applicable jurisdiction and (v) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Warrants or to receive other property, that any person in whose name those Warrants are or have been recorded may thereafter receive upon or in respect of those Warrants, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

7.     CHARGES OF DEPOSITARY.

The following charges shall be incurred by any party depositing or withdrawing Warrants or by any party surrendering American Depositary Warrants or to whom American Depositary Warrants are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Warrants or Deposited Securities or a delivery of American Depositary Warrants pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Warrants generally on the Warrant register of the Company or Foreign Registrar and applicable to transfers of Warrants to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Warrants (or portion thereof) for the delivery of American Depositary Warrants pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of American Depositary Warrants pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.05 or less per American Depositary Warrant (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 and 4.8 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement or of rights pursuant to Section 4.4 of that Agreement (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Warrants referred to above which would have been charged as a result of the deposit of such securities under the Deposit Agreement (for purposes of this item 7 treating all such securities as if they were Warrants) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6, a fee of $.05 or less per American Depositary Warrant (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payable by the Depositary or the Custodian, any of the Depositary's or Custodian’s agents or the agents of the Depositary's or Custodian’s agents, in connection with the servicing of Warrants or other Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).

The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.

The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in American Depositary Warrants.

From time to time, the Depositary may make payments to the Company to reimburse the Company for costs and expenses generally arising out of establishment and maintenance of the American Depositary Warrants program, waive fees and expenses for services provided by the Depositary or share revenue from the fees collected from Owners or Holders. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

8.     [Reserved.]

9.     TITLE TO AMERICAN DEPOSITARY WARRANTS.

It is a condition of the American Depositary Warrants, and every successive Owner and Holder of American Depositary Warrants, by accepting or holding the same, consents and agrees that American Depositary Warrants evidenced by a Certificate, when the Certificate is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York, and that American Depositary Warrants not evidenced by Certificates shall be transferable as uncertificated registered securities under the laws of the State of New York. The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Warrants as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Warrants, but only to the Owner.

10.	VALIDITY OF CERTIFICATE.

This Certificate shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Certificate shall have been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission. Those reports will be available for inspection and copying through the Commission's EDGAR system or at public reference facilities maintained by the Commission in Washington, D.C.

The Depositary will make available for inspection by Owners at its Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which Section 4.9 of the Deposit Agreement applies, to the Depositary in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books for the registration of American Depositary Warrants and transfers of American Depositary Warrants, which shall be open for inspection by the Owners at the Depositary’s Office during regular business hours, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Warrants.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary will, if at the time of Certificate thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, as promptly as practicable, convert that dividend or other cash distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the Owners entitled thereto; provided, however, that if the Custodian or the Depositary is required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Warrants representing those Deposited Securities shall be reduced accordingly. If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Warrants, the Depositary may require surrender of those American Depositary Warrants and may require payment of or deduct the fee for surrender of American Depositary Warrants (whether or not it is also requiring surrender of American Depositary Warrants) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.

Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in any manner that the Depositary reasonably deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the reasonably opinion of the Depositary such distribution cannot be made proportionately among the Owners of Certificates entitled thereto, or if for any other reason the Depositary reasonably deems such distribution not to be lawful and feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) shall be distributed as promptly as practicable to the Owners entitled thereto all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution. If a distribution under Section 4.2 of the Deposit Agreement would represent a return of all of substantially all the value of the Deposited Securities underlying American Depositary Warrants, the Depositary may require surrender of those American Depositary Warrants and may require payment of or deduct the fee for surrender of American Depositary Warrants (whether or not it is also requiring surrender of American Depositary Warrants) as a condition of making that distribution. A distribution of that kind shall be a Termination Option Event.

Whenever the Depositary receives any distribution consisting of a dividend in, or free distribution of, Warrants, the Depositary may, and shall, if the Company so requests in writing, as promptly as practicable, deliver to the Owners entitled thereto, an aggregate number of American Depositary Warrants representing the amount of Warrants received as that dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Warrants and issuance of American Depositary Warrants, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Warrants received (or American Depositary Warrants representing those Warrants) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Warrants, the Depositary may sell the amount of Warrants represented by the aggregate of those fractions (or American Depositary Warrants representing those Warrants) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1of the Deposit Agreement. If and to the extent that additional American Depositary Warrants are not delivered and Warrants or American Depositary Warrants are not sold, each American Depositary Warrant shall thenceforth also represent the additional Warrants distributed on the Deposited Securities represented thereby.

If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Warrants or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require reasonably satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933 or that such securities have been registered thereunder.

If the Depositary determines that any distribution received or to be made by the Depositary (including Warrants and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including Warrants and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay any those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the Owners entitled thereto in proportion to the number of American Depositary Warrants held by them respectively.

Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it. Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, the Deposit Agreement.

13.	RIGHTS.

(a) If rights are granted to the Depositary in respect of deposited Warrants to purchase additional Warrants or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Warrants representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.

(b) If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Warrants under the Deposit Agreement and deliver American Depositary Warrants representing those Warrants to that Owner or (ii) deliver or cause the purchased Warrants or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is reasonably satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.

(c) If the Depositary will act under (a)(ii) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Warrants of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) Certificate of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.

(d) If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Warrants held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Warrants or otherwise.

(e) Payment or deduction of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under Section 4.4 of that Agreement.

(f) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular , or to sell rights.

14.	CONVERSION OF FOREIGN CURRENCY.

When the Depositary receives Dollar payments upon exercise of American Depositary Warrants, the Depositary shall convert or cause to be converted Dollars into Brazilian reais as provided in Section 4.12 of the Deposit Agreement by sale or in any other manner that it may determine.

Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, that foreign currency into Dollars, and those Dollars shall be distributed as promptly as practicable\ to the Owners entitled thereto. A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American Depositary Warrants or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If a conversion of foreign currency or the repatriation or distribution of Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license. The Depositary shall notify the Company and consult with the Company as to the action to be taken if it is not applying for a necessary approval or license of that kind.

If the Depositary determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the Depositary or is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent permissible and practicable to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under Section 5.3 of that Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

15.	RECORD DATES.

Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to purchase Warrants or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4 of the Deposit Agreement) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Warrants will be held in respect of which the Company has requested the Depositary to send a notice under Section 4.7 of the Deposit Agreement, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the Depositary causes a change in the number of Warrants that are represented by each American Depositary Warrant, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix, and as promptly as practicable notify the Company of, a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Warrants, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting, (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Warrant will represent the changed number of Warrants. Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on a record date fixed by the Depositary shall be entitled to receive the amount distributable by the Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Warrants held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case may be.

16.	VOTING OF DEPOSITED WARRANTS.

(a) Upon receipt of notice of any meeting of holders of Warrants at which holders of Warrants will be entitled to vote, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be in the sole discretion of the Depositary, that shall contain (i) the information contained in the notice of meeting received by the Depositary, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Brazilian law and of the articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Warrants represented by their respective American Depositary Warrants, (iii) a statement as to the manner in which those instructions may be given and (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).

(b) Upon the written request of an Owner of American Depositary Warrants, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, the Depositary may, and if the Depositary sent a notice under the preceding paragraph shall, endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Warrants represented by those American Depositary Warrants in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Warrants other than in accordance with instructions given by Owners and received by the Depositary.

(c) There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(d) In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Warrants, if the Company will request the Depositary to Disseminate a notice under paragraph (a) above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Warrants in connection with the meeting not less than 30 days prior to the meeting date.

17.              TENDER AND EXCHANGE OFFERS; REDEMPTION, REPLACEMENT OR CANCELLATION OF DEPOSITED SECURITIES.

(a) The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Warrants and subject to any conditions or procedures the Depositary may require.

(b) If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a “Redemption”), the Depositary, at the expense of the Company, shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of American Depositary Warrants and (C) notifying them that the called American Depositary Warrants have been converted into a right only to receive the money received by the Depositary upon that Redemption and those net proceeds shall be the Deposited Securities to which Owners of those converted American Depositary Warrants shall be entitled upon surrenders of those American Depositary Warrants in accordance with Section 2.5 or 6.2 of the Deposit Agreement and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Warrants in accordance with Section 2.5 of that Agreement (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1 of that Agreement). If the Redemption affects less than all the Deposited Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Warrants and only those American Depositary Warrants will automatically be converted into a right to receive the net proceeds of the Redemption. The Depositary shall allocate the American Depositary Warrants converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Warrants immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Warrant is allocated to any Owner. A Redemption of all or substantially all of the Deposited Securities shall be a Termination Option Event.

(c) If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Warrants and hold, as new Deposited Securities under the Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph (b) above. A Replacement shall be a Termination Option Event.

(d) In the case of a Replacement where the new Deposited Securities will continue to be held under the Deposit Agreement, the Depositary may call for the surrender of outstanding Certificates to be exchanged for new Certificates specifically describing the new Deposited Securities and the number of those new Deposited Securities represented by each American Depositary Warrant. If the number of Warrants represented by each American Depositary Warrant decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary Warrants to be exchanged on a mandatory basis for a lesser number of American Depositary Warrants and may sell American Depositary Warrants to the extent necessary to avoid distributing fractions of American Depositary Warrants in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.

(e) If there are no Deposited Securities with respect to American Depositary Warrants, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Warrants become apparently worthless, the Depositary may call for surrender of those American Depositary Warrants or may cancel those American Depositary Warrants, upon notice to Owners, and a Termination Option Event occurs.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:

(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes or criminal acts; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;

(ii) for any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the Company or the Depositary to take, or not take, any action that the Deposit Agreement provides the Company or the Depositary, as the case may be, may take);

(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders; or

(iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 of the Deposit Agreement applies, or an offering to which Section 4.4 of that Agreement applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse, in each case without liability of the Company or the Depositary to the Owners. Neither the Company nor any of its directors, officers, employees, agents or affiliates assume any obligation nor shall any of them be subject to any liability under the Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor any of its directors, officers, employees, agents or affiliates assume any obligation nor shall any of them be subject to any liability under the Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith, and the Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders. The Depositary and the Company undertake to perform such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents. Neither the Depositary nor the Company nor any of its directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Warrants on behalf of any Owner or Holder or any other person. Each of the Depositary and the Company and its respective directors, officers, employees, agents or affiliates may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Neither the Depositary nor the Company nor any of its directors, officers, employees, agents or affiliates shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Warrants for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Warrants or Deposited Securities or otherwise. In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote. The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company. Neither the Depositary nor the Company shall have any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning holding or exercising American Depositary Warrants. Neither Depositary nor the Company shall be liable for the inability or failure of an Owner or Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 120 days’ prior written notice of that removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in the Deposit Agreement. The Depositary in its discretion may at any time appoint a substitute custodian.

20.	AMENDMENT.

The form of the Certificates and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Warrants until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Warrants. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Warrants or any interest therein, to consent and agree to that amendment and to be bound by the Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Certificate, including a change in the number of Warrants represented by each American Depositary Warrant, the Depositary may call for surrender of Certificates to be replaced with new Certificates in the amended form or call for surrender of American Depositary Warrants to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Warrants and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

21.	EXPIRATION AND TERMINATION.

(a) The Deposit Agreement and the American Depositary Warrants shall automatically expire at 5:00 p.m., New York time, on the Warrant Expiration Date.

(b) The Company may initiate termination of the Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of the Deposit Agreement if (i) at any time 90 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 of that Agreement, (ii) an Insolvency Event or Delisting Event occurs with respect to the Company or (iii) a Termination Option Event has occurred or will occur. If termination of the Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Warrants then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date.

(c) After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of that Agreement.

(d) At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Warrants that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash. After making that sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Warrants, any expenses for the account of the Owner of such American Depositary Warrants in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 of that Agreement and (iii) to act as provided in paragraph (d) below.

(e) After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in the Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Warrants (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Warrants, any expenses for the account of the Owner of those American Depositary Warrants in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). After the Termination Date, the Depositary shall not accept deposits of Warrants or deliver American Depositary Warrants. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Warrants for the purpose of withdrawal of Deposited Securities (that have not been sold) or reverse previously accepted surrenders of that kind that have not settled if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Warrants and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under the Deposit Agreement except as provided in Section 6.2 of that Agreement.

22.	DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a) Notwithstanding the provisions of Section 2.4 of the Deposit Agreement, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile Modification System (“Profile”) apply to the American Depositary Warrants upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Warrants, to direct the Depositary to register a transfer of those American Depositary Warrants to DTC or its nominee and to deliver those American Depositary Warrants to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register that transfer.

(b) In connection with DRS/Profile, the parties acknowledge that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in paragraph (a) above has the actual authority to act on behalf of that Owner (notwithstanding any requirements under the Uniform Commercial Code). For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement apply to the matters arising from the use of the DRS/Profile. The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with the Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

23.	APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; WAIVER OF IMMUNITIES.

The Company has (i) appointed Cogency Global Inc., 10 E. 40th Street, 10th Floor, New York, New York 10016, located in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Warrants or Deposited Securities, the American Depositary Warrants, the Certificates or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE WARRANTS OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY WARRANTS OR THE CERTIFICATES, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Warrants or Deposited Securities, the American Depositary Warrants, the Certificates or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

24.	DISCLOSURE OF INTERESTS.

When required in order to comply with applicable laws and regulations or the articles of association or similar document of the Company, the Company may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary Warrants, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Warrants and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance.   Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to Section 3.4 of the Deposit Agreement.  Each Holder consents to the disclosure by the Depositary and the Owner or other Holder through which it holds American Depositary Warrants, directly or indirectly, of all information responsive to a request made pursuant to that Section relating to that Holder that is known to that Owner or other Holder.

25.	DELIVERY OF INFORMATION TO THE CVM.

Each of the Depositary and the Company hereby confirms to the other that for as long as the Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the American Depositary Warrant program and the American Depositary Warrants issued thereunder. In the event that the Depositary or the Custodian is advised in writing by reputable independent Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company and the Depositary resigns under those circumstances the time allowed under Section 5.4 of the Deposit Agreement for the Company to appoint a successor depositary and that successor to accept its appointment shall be reduced to 30 days, and the notice required before a consequent termination of the Deposit Agreement is effective under Section 6.2 of that Agreement shall be reduced to at least 15 days. The Depositary shall not be subject to any liability hereunder on account of that termination or that determination. The effect of any termination of the Deposit Agreement shall be as provided in Section 6.2. of that Agreement.

26.	EXERCISE OF AMERICAN DEPOSITARY WARRANTS.

(a) Not later than three Business Days prior to the first day of the Exercise Period (as defined below), the Company shall notify the Depositary of:

(i) The commencement date of the Exercise Period and, if changed from the Warrant Expiration Date specified in the Warrants, the Warrant Expiration Date; and

(ii) The dates on which the Company’s Board of Directors will meet to approve issuance of Shares upon exercises of Warrants, of which there shall be at least three, at least two during the Exercise Period and the last shall be as soon as practicable after the Warrant Expiration Date.

(b) As soon as practicable after receiving the notice specified in paragraph (a), the Depositary shall announce through DTC an “Exercise Cutoff Date” that is approximately six Business Days prior to each Board of Directors meeting date announced by the Company that is prior to the Warrant Expiration Date and an “Exercise Cutoff Date” that is approximately six Business Days before the Warrant Expiration Date.

(c) If the Depositary receives, during the Exercise Period and prior to 5:00 p.m., New York time, on an Exercise Cutoff Date:

(i) a surrender of American Depositary Warrants for the purpose of exercise;

(ii) the Deposit Amount (as defined below) for the number of Warrants those American Depositary Warrants represent; and

(iii) an exercise instruction from the Owner of those American Depositary Warrants,

the Depositary shall, as soon as practicable after that Exercise Cutoff Date:

(i) cancel those American Depositary Warrants;

(ii) from the Deposit Amount, purchase Brazilian reais equal to the Exercise Price (as defined below) for the number of Warrants those American Depositary Warrants represent (the currency conversion to be made as provided in and subject to Section 4.5) and return any surplus Dollar amount to the exercising Owner;

(iii) pay the Brazilian reais Exercise Price to, and instruct, the Custodian to exercise the number of Warrants represented by those American Depositary Warrants, deposit the Shares received in respect of that exercise under the deposit agreement for Shares and instruct the depositary under that deposit agreement to deliver the American Depositary Shares issuable upon that deposit to the Depositary; and

(iv) upon receipt of those American Depositary Shares, deliver those American Depositary Shares to the exercising Owner.

However, if the Deposit Amount is insufficient to purchase the Brazilian reais Exercise Price for the number of Warrants to be exercised, the Depositary shall notify the exercising Owner and may (i) delay the exercise of Warrants until the deficiency is paid by the Owner or (ii) reduce the number of Warrants to be exercised to the greatest number that can be exercised with the available funds and re-deliver American Depositary Warrants for the Warrants that cannot be exercised to the exercising Owner.

(d) “Deposit Amount” means $0.06, which is equal to the initial Dollar Exercise Price (as of the start of the Exercise Period) for five Warrants plus 20% of that amount to cover currency rate fluctuations during the Exercise Period.

“Exercise Period” The “Exercise Period” will be a period of 90 days beginning on the date that is 12 months after the date on which the Warrants are issued, unless the commencement of the Exercise Period is accelerated as described in (i) or (ii) below, in which case it will be a period of 90 days beginning on an earlier date. The Warrant Expiration Date will be the last day of the Exercise Period.

(i) If the Company calls a general shareholders’ meeting of the Company or meeting of the Company’s board of directors’ to approve the commencement of the rights offering relating to a cash capital increase, the Company will publish a notice relating to that meeting at least 15 Business Days prior to that meeting in which the Company will notify holders of Warrants that the Exercise Period relating to the Warrants will commence on the date of such notice and shall run for 90 days thereafter.

(ii) In the event that any transaction occurs that results in the change of control of the Company (as defined below), the Company will publish a notice relating to that transaction in which the Company will notify holders of Warrants that the Exercise Period relating to the Warrants will commence on the date of the completion of such transaction and shall run for 90 days thereafter.

“Control” shall mean (1) the ownership of partner rights that ensure to its holder, on a permanent basis, the majority of the votes in the social deliberations and the power to elect the majority of the company managers; and (2) the effective use of this power to direct social activities and guide the operation of the company’s bodies.

“Exercise Price” means the exercise price per Warrant according to the terms of the Warrants, which shall equal the subscription price for the Share to which one Warrant relates.